Exhibit 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) dated as of November 7, 2016, is made and entered into by and between Global Indemnity plc, a public limited company organized under the laws of Ireland (“GI plc”) and Global Indemnity Limited, an exempted company formed with limited liability under the laws of the Cayman Islands (“GI Cayman”).

WITNESSETH:

WHEREAS, on October 16, 2014, American Bankers Insurance Group, Inc., Global Indemnity Group, Inc. (“Buyer”), solely for the purposes of Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.11, 5.14, 5.15(b), 5.16, 5.18 and 5.22, Assurant, Inc. and, solely for the purposes of Article XI, GI plc, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Buyer bought all of the issued and outstanding shares of capital stock of American Reliable Insurance Company;

WHEREAS, effective as of the date hereof, GI plc will become a subsidiary of GI Cayman, GI Cayman will become a public company and GI plc will cease being a public company listed on The NASDAQ Global Select Market system pursuant to a scheme of arrangement under Irish law;

WHEREAS, Section 11.13 of the Stock Purchase Agreement provides, amongst other things, that GI plc shall guarantee and cause Buyer to fully and promptly pay, perform and observe all of its obligations under, with respect to, in connection with or otherwise arising out of or relating to the Stock Purchase Agreement;

WHEREAS, GI plc desires to assign and delegate to GI Cayman all of its rights and obligations under Article XI of the Stock Purchase Agreement, including the obligations of GI plc under Section 11.13 of the Stock Purchase Agreement, and GI Cayman has agreed to accept such assignment and to assume and become liable for all of the obligations of GI plc under Article XI of the Stock Purchase Agreement, including the obligations of GI plc under Section 11.13 of the Stock Purchase Agreement, in each case in accordance with the terms set forth herein;

WHEREAS, GI Cayman intends for GI plc to have no further obligations or liabilities under Article XI of the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

1. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

2. Effective as of the date hereof, GI plc hereby irrevocably and unconditionally assigns and delegates to GI Cayman and its successors and permitted assigns any and all of its rights and obligations, under Article XI of the Stock Purchase Agreement, including the obligations of GI plc under Section 11.13 of the Stock Purchase Agreement.

3. Effective as of the date hereof, GI Cayman hereby irrevocably and unconditionally accepts the assignment and assumes any and all rights and obligations of GI plc under Article XI of the Stock Purchase Agreement, including the obligations of GI plc under Section 11.13 of the Stock Purchase Agreement.

4. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Stock Purchase Agreement will remain unamended and not waived and will continue to be in full force and effect. In the event of any conflict or inconsistency between the terms of the Stock Purchase Agreement and the terms hereof, the terms of the Stock Purchase Agreement shall govern.

5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

6. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Upon such holding that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

7. This Agreement, the Stock Purchase Agreement (including the Ancillary Agreements, and all exhibits and schedules thereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement.

8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Agreement as of the date first above written.

Given under the Common Seal of
GLOBAL INDEMNITY PLC

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

Acknowledged and Agreed:

AMERICAN BANKERS INSURANCE GROUP, INC.

By:	/s/ Pooja Lal
Name:	Pooja Lal
Title:	Vice President

GLOBAL INDEMNITY GROUP, INC.

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

ASSURANT, INC.

By:	/s/ Pooja Lal
Name:	Pooja Lal
Title:	Senior Vice President of Corporate Development & M&A

[Signature Page to Assignment and Assumption Agreement]